EXHIBIT 99.2

Supernus at Citibank and RBC Global Healthcare Conferences in February

Rockville, MD, February 7, 2014 - Supernus Pharmaceuticals, Inc. (NASDAQ: SUPN), a specialty pharmaceutical company, today announced that the Company’s management will be hosting investor meetings during Citi’s 2014 Global Healthcare Conference.

Date: Tuesday, February 25

Place: The Hilton New York Hotel

Investors interested in arranging a meeting during this conference should contact their Citi representative.

Supernus also announced that management will provide a business update on the Company at the 2014 RBC Capital Markets Global Healthcare Conference.

Date:  Wednesday, February 26

Presentation Time:  9:00 am ET

Place:  The New York Palace, New York, NY

About Supernus Pharmaceuticals, Inc.

Supernus Pharmaceuticals, Inc. is a specialty pharmaceutical company focused on developing and commercializing products for the treatment of central nervous system, or CNS, diseases. The Company has two marketed products for epilepsy, Oxtellar XR® (extended-release oxcarbazepine) and Trokendi XR™ (extended-release topiramate). The Company is also developing several product candidates in psychiatry to address large market opportunities in ADHD, including ADHD patients with impulsive aggression. These product candidates include SPN-810 for impulsive aggression in ADHD and SPN-812 for ADHD.

CONTACTS:

Jack A. Khattar, President and CEO

Gregory S. Patrick, Vice President and CFO

Supernus Pharmaceuticals, Inc.

301-838-2591

or

INVESTOR CONTACT:

COCKRELL GROUP

877-889-1972

investorrelations@thecockrellgroup.com

cockrellgroup.com